Exhibit 99.1

FOR IMMEDIATE RELEASE

China Valves Technology, Inc.
Gang Wei, CFO
Tel: +86-371-8601-8777
E-mail: ir@cvalve.com
http://www.cvalve.com

CCG Investor Relations
Linda Salo, Account Manager
Tel: +1 646-922-0894
E-mail: linda.salo@ccgir.com

Crocker Coulson, President
Tel: +1 646-213-1915
E-mail: crocker.coulson@ccgir.com
http://www.ccgirasia.com

China Valves Technology, Inc. Schedules Conference Call to Discuss Fourth Quarter and Fiscal Year 2010 Results

ZHENGZHOU, CHINA, March 11, 2011 – China Valves Technology, Inc. (NASDAQ: CVVT) ("China Valves” or the “Company"), a leading Chinese metal valve manufacturer, today announced that the Company will host a conference call at 8:00 a.m. Eastern Time on Thursday March 17, 2011 to discuss its financial results for the fourth quarter and fiscal year 2010.

The call will be hosted by Mr. Jianbao Wang, Chief Executive Officer and Dr. Gang Wei, Chief Financial Officer.

To participate in this live conference call, please dial (877) 275 - 8968 five to ten minutes prior to the scheduled conference call time. International callers should call +1 (706) 643 - 1666. The Conference Pass Code is 51429168.

If you are unable to participate in the call at this time, a replay will be available for fourteen days starting on Thursday, March 17, 2011 at 11:00 a.m. Eastern Time. To access the replay, call (800) 642-1687. International callers should call +1 (706) 645-9291. The Conference Pass Code is 51429168.

The Company expects to file its Form 10-K with the Securities and Exchange Commission on March 16, 2011.

About China Valves Technology, Inc.

China Valves Technology, Inc. through its subsidiaries, Zhengzhou Zhengdie Valve Co., Ltd., Henan Kaifeng High Pressure Valve Co., Ltd., Tai Zhou Taide Valve Co., Ltd., Yangzhou Rock Valve Lock Technology Co., Ltd., China Valve Technology (Changsha) Valve Co., Ltd. and Shanghai Pudong Hanwei Valve Co., Ltd., is engaged in the development, manufacturing and sale of high-quality metal valves for the electricity, petroleum, chemical, water, gas and metallurgy industries. The Company has one of the best known brand names in China's valve industry, and its history can be traced back to 1959 when it was formed as a state-owned enterprise. The Company develops valve products through extensive research and development and owns a number of patents. It enjoys significant domestic market share and exports to Asia and Europe. For more information, visit http://www.cvalve.com

###